POWER OF ATTORNEY

We, the undersigned officers and Trustees of Eaton Vance National Municipal Opportunities Trust, a Massachusetts business trust, do hereby severally constitute and appoint Barbara E. Campbell, Thomas E. Faust Jr., Maureen A. Gemma and Frederick S. Marius, or any of them, to be true, sufficient and lawful attorneys, or attorney for each of us, to sign for each of us, in the name of each of us in the capacities indicated below, Registration Statements and any and all amendments (including post-effective amendments) to such Registration Statements on Form N-2 filed by Eaton Vance National Municipal Opportunities Trust with the Securities and Exchange Commission in respect of any class of shares of beneficial interest and other documents and papers relating thereto.

IN WITNESS WHEREOF we have hereunto set our hands on the dates set opposite our respective signatures.

Signature	Title	Date

/s/ Cynthia J. Clemson	President and Principal	April 16, 2009
Cynthia J. Clemson	Executive Officer

/s/ Barbara E. Campbell	Treasurer and Principal Financial	April 16, 2009
Barbara E. Campbell	and Accounting Officer

/s/ Benjamin C. Esty	Trustee	April 16, 2009
Benjamin C. Esty

/s/ Thomas E. Faust Jr.	Trustee	April 16, 2009
Thomas E. Faust Jr.

/s/ Allen R. Freedman	Trustee	April 16, 2009
Allen R. Freedman

/s/ William H. Park	Trustee	April 16, 2009
William H. Park

/s/ Ronald A. Pearlman	Trustee	April 16, 2009
Ronald A. Pearlman

/s/ Helen Frame Peters	Trustee	April 16, 2009
Helen Frame Peters

Signature	Title	Date

/s/ Heidi L. Steiger	Trustee	April 16, 2009
Heidi L. Steiger

/s/ Lynn A. Stout	Trustee	April 16, 2009
Lynn A. Stout

/s/ Ralph F. Verni	Trustee	April 16, 2009
Ralph F. Verni